Exhibit 99.1

April 8, 2019

A. O. Smith announces acquisition of

water treatment solutions provider Water-Right, Inc.

Milwaukee, Wis.— Water technology company A. O. Smith Corporation (NYSE-AOS) today announced that it has acquired Water-Right, Inc., a Wisconsin-based water treatment company, for $107 million in cash, subject to customary adjustments. The acquisition includes all Water-Right subsidiaries, real estate, and sister company Mineral-Right, Inc.

Family-owned Water-Right, Inc., based in Appleton, Wisconsin, is a water quality solutions provider with a complete line of residential and commercial products and systems for a wide variety of applications, including solutions for problem well water. Water-Right products are sold under the Evolve®, WaterCare®, Sanitizer Series®, Impression Series® and CustomCare® product brands. In addition to its advanced and innovative product solutions, Water-Right also has a retail facility, Water-Right Services, and a state-certified lab, Clean Water Testing LLC™, specializing in water analytical services.

“The acquisition of Water-Right squarely supports A. O. Smith’s growth trajectory in water treatment and enables A. O. Smith to expand beyond its strong presence in the direct-to-consumer and retail spaces with Water-Right’s capabilities in the wholesale and independent water quality dealer channels,” said Kevin J. Wheeler, president and chief executive officer. “With its exceptional market knowledge, established relationships and array of training programs, Water-Right is the ideal fit as the newest member of the A. O. Smith family. It is an innovative, family-run and Wisconsin-based company that takes great pride in addressing customers’ problem water needs with the highest level of care.”

“We’re honored and excited that the business founded and nurtured by my father and expanded by my brothers and me is finding a long-term future home with A. O. Smith, an innovative and global leader in water technology,” noted Kurt Gruett, Water-Right president. “We’re confident that A. O. Smith – with its global capabilities and manufacturing expertise – will be able to take Water-Right and its family of products to the next level.”

Kurt Gruett, Guy Gruett and Greg Gruett will continue to lead the Water-Right businesses, while father and founder Glenn Gruett will continue to provide insight and business counsel. The Water-Right offices will remain based in Appleton, Wisconsin, and Mineral-Right will remain in Phillipsburg, Kansas.

Water-Right employs approximately 90 employees with annual sales of approximately $60 million. On April 30, 2019, A. O. Smith plans to release its first quarter 2019 results, including the financial impact of this transaction, which is expected to be minimal in 2019 due to purchase accounting and one-time costs.

Forward-looking statements

This release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: a further weakening of the Chinese economy and/or a further decline in the growth rate of consumer spending or housing sales in China; negative impact to the company’s businesses from international tariffs and trade disputes; potential weakening in the high efficiency boiler segment in the U.S.; significant volatility in raw material prices; inability of the company to implement or maintain pricing actions; potential weakening in U.S. residential or commercial construction or instability in the company’s replacement markets; foreign currency fluctuations; the company’s inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; competitive pressures on the company’s businesses; the impact of potential information technology or data security breaches; changes in government regulations or regulatory requirements; and adverse developments in general economic, political and business conditions in key regions of the world. Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

About A. O. Smith

A. O. Smith Corporation, with headquarters in Milwaukee, Wis., is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE), the company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as a manufacturer of water treatment and air purification products. For more, information visit www.aosmith.com.